UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 11, 2020 (August 10, 2020)

AECOM

(Exact name of Registrant as specified in its charter)

Delaware	0-52423	61-1088522
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1999 Avenue of the Stars, Suite 2600

Los Angeles, California 90067

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code  (213) 593-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ACM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2020, the Board of Directors (the “Board”) of AECOM (the “Company”) approved certain Board and executive officer matters as described below.

Douglas W. Stotlar Appointed Chairman of the Board Effective August 15, 2020

Douglas W. Stotlar, current Chair of the Nominating and Governance Committee of the Board (the “Nominating and Governance Committee”), was appointed Chairman of the Board effective August 15, 2020, in accordance with the Company’s previously disclosed intention to separate the roles of Chairman and Chief Executive Officer.

W. Troy Rudd Appointed Director Effective August 15, 2020

W. Troy Rudd was appointed to the Board effective August 15, 2020, on which date Mr. Rudd will also assume the role of Chief Executive Officer, as previously disclosed.

Bradley W. Buss Appointed Director Effective August 10, 2020

Bradley W. Buss was appointed to the Board effective August 10, 2020. Mr. Buss was recommended for appointment to the Board by Starboard Value LP and certain of its affiliates (collectively, “Starboard”) pursuant to the agreement between Starboard and the Company, dated as of November 22, 2019 (the “Starboard Agreement”) with respect to the composition of the Board and certain other matters. Starboard recommended Mr. Buss to fill the vacancy on the Board resulting from the resignation from the Board on June 12, 2020, as previously disclosed, of another director who had been recommended by Starboard. On November 22, 2019, the Company filed a Current Report on Form 8-K with the Securities and Exchange Commission describing the Starboard Agreement and filing such agreement as Exhibit 10.1 thereto.

Mr. Buss was appointed a member of the Nominating and Governance Committee and the Compensation and Organization Committee of the Board (the “Compensation Committee”) effective August 10, 2020. As a non-employee director, Mr. Buss will be entitled to receive the same compensation paid by the Company to each of its non-employee directors as described under “Directors’ Compensation” in the Company’s definitive proxy statement for its 2020 annual meeting of stockholders filed with the Securities and Exchange Commission on January 23, 2020, which description is incorporated herein by reference. Mr. Buss does not have any direct or indirect material interest in any transaction required to be disclosed under Item 404(a) of Regulation S-K.

Gaurav Kapoor to Serve as Chief Financial Officer Effective August 15, 2020

On August 11, 2020, the Company announced that Gaurav Kapoor, who is currently the Company’s Chief Accounting Officer, Global Controller and Treasurer, will be appointed Chief Financial Officer of the Company effective August 15, 2020. Mr. Kapoor will be the Principal Financial Officer and Principal Accounting Officer of the Company, effective as of the time of his appointment as Chief Financial Officer.

Mr. Kapoor, age 42, has extensive financial leadership experience at the Company, having served as Chief Accounting Officer and Global Controller since December 2016 and Treasurer since October 2019. He previously served in leadership roles at the Company as Senior Vice President, Financial Planning & Analysis from January 2016 to December 2016 and Senior Vice President, Project Delivery, Americas Design Consulting Services from May 2015 to January 2016. Prior to joining the Company in May 2015, Mr. Kapoor spent 15 years at Ernst & Young LLP, where he was an audit partner and held various leadership roles.

In connection with Mr. Kapoor’s appointment as Chief Financial Officer, the terms of his compensation were revised to provide for: (i) a base salary of $575,000 per year, effective August 15, 2020; (ii) an increase in his target incentive opportunity under the Company’s Executive Incentive Plan (the “EIP”) to 100% of base salary effective as of the Company’s 2021 fiscal year beginning October 1, 2020; and (iii) a long-term equity incentive award for fiscal year 2021 with a target grant date fair value equal to $1,300,000, to be made in the form of a mix of restricted stock units (“RSUs”) and performance earnings program units (“PEPs”), as determined by the Compensation Committee. The RSUs and the PEPs will be granted at the time such awards are customarily made in December 2020. The Compensation Committee may in its discretion increase Mr. Kapoor’s award under the EIP for fiscal year 2020 to give effect to his service as Chief Financial Officer for the remainder of fiscal year 2020. Mr. Kapoor will continue to participate in the Company’s Senior Leadership Severance Plan at his current severance multiple of one (1) and the Company’s Change in Control Severance Policy for Key Executives at his current severance multiple of 1.5.

Item 8.01 Other Events.

On August 11, 2020, the Company issued a press release announcing the matters described in Item 5.02. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated August 11, 2020
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AECOM

Dated: August 11, 2020	By:	/s/ David Y. Gan
David Y. Gan
Executive Vice President, Chief Legal Officer